Exhibit 31.6

Rule 13a-14(a)/15d-14(a) Certification

Daniel V. Ginnetti

Executive Vice President and Chief Financial Officer

I, Daniel V. Ginnetti, certify that:

1.	I have reviewed this amendment No. 2 to the annual report on Form 10-K of Stericycle, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 12, 2016

/s/ DANIEL V. GINNETTI
Daniel V. Ginnetti
Executive Vice President and
Chief Financial Officer
Stericycle, Inc.